EXHIBIT 99.1

DATAWATCH CORPORATION REPORTS RESULTS FOR THIRD QUARTER FISCAL 2007

Revenue Grows 21% in Third Quarter, and 19% for the Nine Months Year-to-Date

Chelmsford, MA—July 30, 2007—Datawatch Corporation (NASDAQ: DWCH), a leader in Enterprise Information Management (EIM), today announced results for its third fiscal quarter of 2007.

Revenues for the quarter ended June 30, 2007 were $6,483,000, up by 21% when compared to $5,344,000 for the quarter ended June 30, 2006. Net income for the third quarter fiscal 2007 was $382,000 or $0.06 per diluted share, compared to a net loss of $(315,000), or $(0.06) per diluted share, for the third quarter fiscal 2006.

Revenues for the nine months ended June 30, 2007 were $18,408,000, up by 19% when compared to $15,485,000 for the nine months ended June 30, 2006. Net income for the nine months ended June 30, 2007 was $840,000 or $0.14 per diluted share, compared to a net loss of $(24,000), or $(0.00) per diluted share for the nine months ended June 30, 2006.

As of June 30, 2007, the company had $2,591,000 in net cash and marketable securities, an increase of $729,000, or 39%, compared to September 30, 2006. In March 2007, the company also completely paid down its loan of $1,000,000 and has no long-term debt.

Commenting on the third quarter’s results, President and CEO Robert Hagger said, “We are very pleased with the results for both the current quarter and year to date.  The investments we have made in strengthening the management team and in sales and marketing are now paying off.  The market for Information Management and Document Storage requirements, combined with the need to turn data into actionable information through Business Analytics is growing, and we are poised to take advantage of these dynamics.”

The quarter saw a strong boost to revenues with the continued adoption of Monarch Version 9.0, the company’s report mining and analysis solution, which was released in February. The latest release of Monarch provides improved Microsoft Office Excel capabilities, is compatible with the new Microsoft Windows Vista operating system and Microsoft Office 2007 product suite, and integrates with Microsoft Office SharePoint Server. In addition to strong sales of Monarch V9, the quarter saw the closing of four enterprise orders in excess of $100,000 each.

During the third quarter, Datawatch announced the release of two new products, Datawatch|MailManager and BDS|Workflow.  In addition, the company held its annual user conference in Orlando, Florida.  The event showcased Monarch V9 as well as the Enterprise suite of solutions and hosted a record number of attendees.

“We continue to invest in product and infrastructure, focusing on execution and the market opportunity in front of us” said Ken Bero, chief operating officer.  “We are very pleased with the quarter’s results and satisfied with our position as we enter the last fiscal quarter of this year.”

As previously announced, Datawatch will host a live webcast to discuss its third quarter fiscal 2007 results today at 2:00 p.m. (EDT). The webcast can be accessed at: http://www.vcall.com/IC/CEPage.asp?ID=118478. Please register at least 15 minutes early to download any necessary audio software. An archive of the broadcast will be available for 30 days at the same location.

ABOUT DATAWATCH CORPORATION
Datawatch Corporation, a leader in Enterprise Information Management, helps companies make better decisions and solve business problems by simplifying access to information. Unique among EIM vendors, Datawatch transforms the massive amounts of data and documents generated inside or outside a company into actionable insight, without any changes needed to existing systems. Datawatch customers benefit from the right information, in the right context, at the right time. More than 20,000 organizations worldwide rely on Datawatch products including its market-leading Monarch report and data mining solutions. Founded in 1985, Datawatch is based in Chelmsford, Mass. with offices in London, Sydney and Manila. For more information, visit www.datawatch.com.

Datawatch, the Datawatch logo, Monarch, Datawatch|MailManager and BDS|Workflow are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; risks associated with acquisitions; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Form 10-K for the year ended September 30, 2006 and Form 10-Q for the quarters ended December 31, 2006 and March 31, 2007. Any forward-looking statements should be considered in light of those factors.

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Investor contact:
Datawatch Investor Relations
978-441-2200 ext. 8323
investor@datawatch.com

Media Contacts:
Lisa G. Kilpatrick
Marketing Communications Manager
lisa_kilpatrick@datawatch.com
Phone: (978) 441-2200, ext. 8240
Fax: (978) 453-4443

Stacey L. Mann
Greenough Communications
smann@greenoughcom.com
Direct: (617) 275-6523

DATAWATCH CORPORATION
Condensed Consolidated Statements of Operations
Amounts in Thousands (except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2007	2006	2007	2006
REVENUE:
Software licenses and subscriptions	$4,091	$3,386	$10,786	$9,985
Maintenance and services	2,392	1,958	7,622	5,500
Total Revenue	6,483	5,344	18,408	15,485

COSTS AND EXPENSES:
Cost of software licenses and subscriptions	691	580	1,788	1,744
Cost of maintenance and services	922	1,000	2,937	2,804
Sales and marketing	2,515	2,488	6,999	6,637
Engineering and product development	750	571	2,243	1,427
General and administrative	1,205	996	3,483	2,907
Total costs and expenses	6,083	5,635	17,450	15,519
INCOME (LOSS) FROM OPERATIONS	400	(291)	958	(34)
Other income (expense), net	10	(9)	(43)	24
INCOME (LOSS) BEFORE INCOME TAXES	410	(300)	915	(10)
Provision for income taxes	28	15	75	14
NET INCOME (LOSS)	$382	$(315)	$840	$(24)

Net income (loss) per share - Basic	$0.07	$(0.06)	$0.15	$(0.00)
Net income (loss) per share - Diluted	$0.06	$(0.06)	$0.14	$(0.00)

Weighted-Average
Shares Outstanding – Basic	5,570	5,508	5,534	5,470
Weighted-Average
Shares Outstanding – Diluted	6,032	5,508	5,976	5,470

DATAWATCH CORPORATION
Condensed Consolidated Balance Sheets
Amounts in Thousands
(Unaudited)

	June 30,	September 30,
	2007	2006

Cash and equivalents	$2,591	$1,862
Accounts receivable, net	4,345	3,786
Inventories	22	37
Prepaid expenses	577	653
Total current assets	7,535	6,338
Property and equipment, net	932	1,129
Other intangible assets, net	9,000	8,558

	$17,467	$16,025

Line of Credit	$—	$1,000
Accounts payable and accrued expenses	3,761	3,121
Deferred revenue (current portion)	4,350	4,468
Accrued acquisition costs - IDARS business	734	215
Total current liabilities	8,845	8,804

Deferred revenue (long-term portion)	198	—
Other long-term liabilities	303	266
Total long-term liabilities	501	266

Total shareholders’ equity	8,121	6,955

	$17,467	$16,025